Exhibit 10.10

                            DISTRIBUTORSHIP AGREEMENT

This Agreement is made between Seoul Electrons -SEL- (hereinafter referred to as "Gab") and CinTel Co. Ltd. (hereinafter referred to as "Eul").

WHEREAS, Principal desires to appoint the Eul and the Eul desires to be appointed, as Gab's non-exclusive Distributor for the sale of the Products.

ARTICLE 1. AGREEMENT CONDITION

In consideration of the premises and the mutual covenants contained herein, the parties hereto mutually agree as follows:

ARTICLE 2. OBJECTS OF SALE

      1.    Eul shall sale and purchase Gab's system or related products.

      2. Gab shall define detailed distributable products' information in Article2-3 and shall provide written notice to Eul if there is any change.

      3. Distributable Products: SilkWorm FC Switch of Brocade Corporation and others

ARTICLE 3. EUL'S LOCATION

       Company Name: CinTel Corp.
       Address: 7F MSA Bldg. 891-43 Dae-chi-dong, Gang-nam-gu, Seoul, Korea
       President: Sang-don Kim
       Company Registering Number: 105-81-87693

ARTICLE 4. PRICE

      1. Gab shall provide information regarding Eul's purchasing price and sale's price and shall be able to chance its price policy according to money exchange rate or market situation after providing written notice to Eul.

ARTICLE 5. PAYMENT

      1. Payment and related mortgage condition between Gab and Eul shall follow independent payment agreement.

      2. Gab may ask for interest -Yearly overdraft interest of Gab's Bank-of invoice payment to Eul until the clearance date of delayed payment if Eul delay its defined payment due.

ARTICLE 6. SUPPLY

      1. The quantity and specification of supplied product by Eul's request shall be decided by Gab. When Gab can't support Eul's order request by market situation or other reasons, Gab shall notice such impossibility of supply within three days after receiving order request.

      2. If the delivery destination is not specifically defined in order form, product's delivery address of Gab shall be Eul's Location in
            Article 3. If abnormal delivery expense is demanded for special reason, Gab and Eul shall share such expense with mutual agreement.

      3. Eul shall execute internal quality test after receiving products from Gab and notice any error to Gab. If Eul dose not provide such notice within five days after receiving products, Eul shall not ask any responsibility to Gab regarding the result of this error. If such error can not be detected by internal quality test, the apply of Article 6-3 shall be excluded.


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ARTICLE 7. MORTGAGE

Eul shall provide insurance company's warranty regarding debt to Gab or equal real property to Gab.

ARTICLE 8. MARKETING, ADVERTISING, AND DEMO PRODUCT

      1.    Gab  and  Eul  shall  execute   marketing   activities  with  mutual
            agreement. If Eul or Gab needs to advertise with their parties, Gal's approval shall be executed before.

      2. When Gab execute road show, seminar, or product introduction meeting for sales promotion, Gab and Eul shall discuss the possibility of developing co-worked promotion activities.

      3. Gab shall offer special discount for demo product price to Eul, and Eul shall not resale such product within six months after purchasing demo products.

ARTICLE 9. SALE FORECASTING

Eul shall provide written monthly sales forecasting report to Gab on every month.

ARTICLE 10. MAINTENANCE

      1. After supplying product from Gab to Eul, Eul shall be responsible for maintenance. Eul shall ask Gab's support if proper maintenance is impossible by Eul alone. Gab shall support such maintenance request from Eul with instant manner.

      2. After expiring product's original maintenance policy, Gab shall be responsible for optional maintenance contract between Gab and its customers. If Gab decides that Eul obtains proper maintenance work force, Eul shall obtain optional maintenance contract with customers instead of Gab.

ARTICLE 11. RISK CONTROL

After completion of product delivery from Gab to Eul, Eul shall be responsible for the result of damage occurred by product.

ARTICLE 12. WARRANTY

Product warranty of Gab's supplied product shall be effective for one year after the date of Eul completes internal quality test completion. In case of proven mistreatment of product of Eul or customer, Gab shall not be responsible for its warranty.

ARTICLE 13. PROPER STOCK MAINTAINING

Eul shall keep maintain proper stock of Gab's products. Gab shall provide recommendation of the amount of proper stocks by obtaining professional's consultant.

ARTICLE 14. MORTGAGE TRANSFERRING CONDITION

Gab can define following mortgage transferring condition to Eul;

      1. After termination of this Agreement, Gab shall provide mortgage transferring right to Eul for any existing debenture with stocked products in Eul's warehouse.

      2. Eul shall not transfer or sell mortgage transferring objected stocked products without Gab's permission.


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

      3. According to Article 14-1, Gab shall sell or transfer stocked products in Eul's warehouse to clear any existing debenture for Eul.

ARTICLE 15. EDUCATION

      1. Gab shall provide proper education for its products to Eul, and Eul shall follow Gab's prepared education schedule. Eul may ask specific education service to Gab.

      2. The expense of education is free of charge, but Gab may ask related expense charge in special case.

ARTICLE 16. TERMINATION

      1. In each case of the following events, either party ("Terminating Party") may terminate this Agreement, with immediate effect, by giving the written notice of termination to the other party ("Defaulting Party"):

            A. if the Defaulting Party becomes bankrupt or insolvent, or have its business placed in the hand of a receiver, assignee or trustee, whether by voluntary act or otherwise ;

            B. if the Defaulting Party assigns this Agreement or any rights hereunder to a third party without the non-defaulting party's prior written consent ;

            C. if the Defaulting Party ceases to function as a going concern or to conduct its operations in the normal course of business;

            D. if the Gab should be acquired by, or should itself acquire, in whole or in part, a manufacturer of products which in the reasonable judgment of Principal competes to a material extent with the Products; or

      2. if the Defaulting Party does not remedy the breach or failure to perform or observe any agreement or condition herein contained within two weeks of a notice requiring remedy of such breach or failure to perform or observe.

      3. In case of termination, Eul must pay any existing debts to Gab with cash or equaling payment methods.

      4. In case of Article 16-2, Gab shall have right to take stocked product from Eul, and Eul shall not claim any object against this act.

ARTICLE 17. INDEMNITIES

      1. Eul shall be fully responsible for occurred breaches that are caused by Eul itself.

      2.    The president of Eul shall be responsible for Article 17-1.

ARTICLE 18. RECOVERY

After  the   termination  of  this   Agreement,   Eul  shall  return  all  Gab's
documentation to Gab.

ARTICLE 19. TERM & EXTENSION

This Agreement shall become effective upon signing, and shall continue in full force and effect for a period of one years from the date hereof. This Agreement shall be automatically extended for a successive one year thereafter, unless and until either party shall give to the other party written notice of its intention not to extend this Agreement.


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ARTICLE 20. SETTLEMENT

All disputes, controversies or differences which may arise between parties, our of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be settled by both parties mutual resolving efforts, and it shall be finally settled by arbitration in Seoul, Korea in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board and under the laws of Korea.

ARTICLE 21. OTHER TERMS

      1. Both parties shall not disclose to any third party, without the prior written consent of the Principal, or use for any purpose other than the performance of its obligations under this Agreement, any confidential information concerning the Products or business affairs (including but not limited to, prices, discounts, terms and conditions of sale, customers, business affairs, Products or Product specification).

      2. If there is a different opinion or objection in an issue that is not defined in this Agreement, Gab and Eul shall accept common business rules of Korea.

Gab and Eul shall agree on this Agreement with mutually equal status. Both parties shall sign on two copy of this Agreement, and each party reserves one copy of this Agreement.


                                                              January 5th, 2004

"Gab"                                        "Eul"
CinTel Corp.                                 Seoul Electrons Corp.
Dae-chi-dong 891-43, Gang-nam-gu,            Military AID Associate, Do-gok-dong
Seoul                                        467-12, Gang-nam-gu, Seoul
MSA Bldg. 7th Floor                          Military AID Associate Committee
CEO Sang-don Kim  (Signature)                CEO In-chul Che  (Signature)



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                         REGISTRATION OF SEAL IMPRESSION


We hereby submit the registration of our seal impression.


             -----------------------------------------------------
                 Corporation
               Seal impression          seal impression for use
             -----------------------------------------------------

             -----------------------------------------------------

                                January 5, 2004



Name of Company: CinTel Co. Ltd.
Address : 7th floor, MSA Building 891-43 Daechi-dong Kangnam-gu Seoul Korea President & CEO: Mr. Sang Don Kim
Business registration number: ###-##-####

- Supplement: Company's certificate of seal impression



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

                          TERMS OF PAYMENT AND MORTGAGE


1.    Payment

      1.1   Payment shall be based on within 60 days after supplying products.

      1.2 Distributor shall Payment in cash or draft (within 60 days after supplying products)

      1.3 In case the condition of payment exceeds above 1.1 or 1.2, each party shall discuss each other.

      1.4 Distributor shall draw a draft on Principal within the amount of mortgage.

2.    Mortgage

Principal shall take _________(KRW     ) as a mortgage.



                                                                 January 5, 2004



Name of Company: CinTel Corp.
Address: 7th floor MSA Building 891-43 Daechi-dong Kangnam-gu Seoul Korea President & CEO: Mr. Sang Don Kim




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